Exhibit 10.39

LEASE AMENDMENT NO. 12

THIS LEASE AMENDMENT NO. 12 (this “Amendment”) is made and entered into effective as of December 12, 2019 (the “Effective Date”) by and between SDCO GATEWAY COMMERCE I & II, INC., a Delaware corporation (“Landlord”), and REATA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Recitals:

WHEREAS, by Lease dated with a Lease Reference Date as of May 25, 2006 between Landlord and Tenant (the “Original Lease”), as amended by Lease Amendment No. 1 dated March 2, 2010 between Landlord and Tenant (the “First Amendment”), Lease Amendment No. 2 dated May 24, 2010 between Landlord and Tenant (the “Second Amendment”), Lease Amendment No. 3 dated July 30, 2010 (referenced in subsequent Amendments as being dated July 1, 2010 and in fact intended to be dated June 30, 2010) between Landlord and Tenant (the “Third Amendment”), Lease Amendment No. 4 dated February 17, 2011 between Landlord and Tenant (the “Fourth Amendment”), Lease Amendment No. 5 dated May 1, 2011 between Landlord and Tenant (the “Fifth Amendment”), Lease Amendment No. 6 dated July 7, 2011 between Landlord and Tenant (the “Sixth Amendment”), Lease Amendment No. 7 dated July 23, 2012 between Landlord and Tenant (the “Seventh Amendment”), Lease Amendment No. 8 dated September 25, 2012 between Landlord and Tenant (the “Eighth Amendment”), Lease Amendment No. 9 dated June 12, 2013 (the “Ninth Amendment”), Lease Amendment No. 10 dated May 26, 2015 (the “Tenth  Amendment”) and Lease Amendment No. 11 dated November 9, 2017 between Landlord and Tenant (the “Eleventh Amendment”) (which Original Lease together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment and all Commencement Date Agreements executed by Landlord and Tenant in connection therewith are herein together called the “Lease”), the leased space measuring approximately 34,890 square feet (collectively, the “Premises”), within that part of the Building (as defined in the Lease) known as Gateway Commerce II (herein so called), at 2801 Gateway Drive, Irving, Texas 75063 was leased to Tenant upon the terms and subject to the conditions contained in the Lease; and

WHEREAS, Landlord and Tenant have agreed to modify the Lease in the manner hereinafter appearing.

Agreement:

NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby acknowledge and agree to the following:

1.Recitals; Definitions.  The above Recitals are true and correct and are incorporated herein by reference.  Capitalized but otherwise undefined terms herein shall have the meanings set forth for such terms in the Lease.

2.Extension of Term.  Notwithstanding anything to the contrary contained in the Lease, the Lease Term is extended from its current expiration date of October 31, 2020, so that the same shall expire on October 31, 2022 unless sooner terminated as provided in the Lease as modified by this Amendment.   As of the Effective Date, all references to the Term in the Lease shall mean the Term as extended by this Amendment.  Tenant shall have no further right to extend the Term of the Lease except only as set forth in Paragraph 6 below.

3.“As-Is” Delivery.  Subject to compliance by Landlord with its repair and maintenance obligations in the Lease, Tenant accepts the Premises for the Term as extended by this Amendment in its “AS-IS” condition.  Landlord shall not be required to perform any demolition work or tenant finish work in the Premises nor to provide any allowances therefor.

4.Rent.  Rent shall remain payable as set forth in the Lease through October 31, 2020.  Thereafter and notwithstanding anything to the contrary contained in the Lease, the Annual Rent and Monthly Installment of Rent for the Premises during the Term, as extended by this Amendment, shall be as follows:

Period		Rentable Square	Annual Rent	Annual	Monthly
		Footage	Per Square Foot	Rent	Installment of Rent
11/1/2020	10/31/2021	34,890	$19.00	$662,910.00	$55,242.50
11/1/2021	10/31/2022	34,890	$19.75	$689,077.50	$57,423.13

All other charges due under the Lease with respect to the Premises including Tenant’s Proportionate Share of excess Expenses and Taxes over Base Year (Expenses) and Base Year (Taxes) respectively, shall remain payable as set forth in the Lease during the remainder of the Term as extended by this Amendment.  Tenant shall be responsible for payment of its own utilities and janitorial costs.

5.Parking.  During the renewal term, Tenant shall have the right of use of up to one hundred forty (140) unreserved parking spaces in the surface parking areas associated with the Building, free of charge, and on a “first come” “first served” basis for passenger-size automobiles only.

6.Renewal Option. The renewal option set forth in Exhibit A attached to the Eleventh Amendment is deleted and of no further force or effect. Instead, upon giving written notice to Landlord by no later than February 1, 2022, time being of the essence, Tenant shall have the option to renew the Lease on either (i) a month to month basis not to exceed six (6) months after October 31, 2022, with the Monthly Installment of Rent increased to $86,134.70 (being 150% of the base rent payable in the immediately preceding monthly period) and otherwise on the terms, covenants and conditions of the Lease, including the obligation to pay all additional rent, charges and other payments due under the Lease as set forth therein; or (ii) a fixed six (6) month term ending on March 31, 2023 with the Monthly Installment of Rent increased to $59,603.75 (calculated at the annual rental rate of $20.50 per square foot) and otherwise on the terms, covenants and conditions of the Lease including the obligation to pay all additional rent, charges and other payments due under the Lease as set forth therein.  Tenant must specify its preferred renewal option when providing written notice to Landlord of its election to exercise such option.  Failure to do so shall cause Tenant’s exercise of the option to be null and void.  In the event of exercise of such option, Tenant shall have no further renewal option under the Lease except by agreement with Landlord in its sole and absolute discretion.

7.Landlord Remedies in the Event of a Default.  Section 19.3 in the Original Lease, as amended, is further amended so that the Concession Amount as therein defined shall include the aggregate of all amounts expended by Landlord for brokers’ commissions payable by reason of this Amendment.

8.Authority.  Tenant represents and warrants that Tenant has been and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Amendment.  Tenant warrants that the person executing this Amendment on behalf of Tenant has been duly authorized to sign on behalf of Tenant by appropriate actions.  Landlord represents and warrants that Landlord has been and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Amendment.  Landlord warrants that the persons executing this Amendment on behalf of Landlord have been duly authorized to sign on behalf of Landlord by appropriate actions.

9.Exculpation.  Article 41 of the Original Lease shall apply in full to this Amendment.

10.Brokerage.  Landlord and Tenant each hereby warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment, other than Fults Commercial, LLC (representing Landlord) and CBRE, Inc. (representing Tenant), whose commissions shall be paid by Landlord pursuant to separate written agreements.   LANDLORD AND TENANT SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY OTHER BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER THE INDEMNIFYING PARTY IN RESPECT OF THIS AMENDMENT.

11.Ratification.  Landlord and Tenant hereby ratify and affirm the Lease, and agree that the Lease is and shall remain in full force and effect, except as expressly amended hereby.

12.Successors and Assigns.  The covenants, conditions, provisions and agreements contained in this Amendment shall bind the parties and their successors and assigns and inure to the benefit of the parties and their successors and assigns.

13.Counterparts.  This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.  Neither Landlord nor Tenant shall be bound by this Amendment until a fully-executed copy of this Amendment has been delivered to each of Landlord and Tenant.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is hereby executed by Landlord and Tenant as of the Effective Date.

LANDLORD:

SDCO GATEWAY COMMERCE I & II, INC.,
a Delaware corporation

By:	/s/ Kim Boudreau
Name:	Kim Boudreau
Title:	Authorized Signatory

By:	/s/ Stephen J. George
Name:	Stephen J. George
Title:	Authorized Signatory

TENANT:

REATA PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Warren Huff
Warren Huff, Chief Executive Officer

4846-6655-6333, v. 2

Signature Page